Exhibit 99.3

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Thomson StreetEvents℠

LNCE - Q3 2010 Lance, Inc. Earnings Conference Call

Event Date/Time: Nov. 03. 2010 / 1:00PM GMT

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Mark Carter
Lance, Inc. — VP Strategic Initiatives & IR
Rick Puckett
Lance, Inc. — EVP, CFO
Dave Singer
Lance, Inc. — President, CEO
CONFERENCE CALL PARTICIPANTS
Ed Aaron
RBC Capital Markets — Analyst
Mitch Pinheiro
Janney Montgomery — Analyst
Scott Van Winkle
Canaccord Genuity — Analyst
Mike Otway
Jefferies & Co. — Analyst
Adam Josephson
KeyBanc Capital Markets — Analyst
Ann Gurkin
Davenport — Analyst
Ben Brownlow
Morgan Keegan — Analyst
Heather Jones
BB&T Capital Markets — Analyst
PRESENTATION
Operator
Good morning, my name is Christy and I will be your conference operator today. At this time I would like to welcome everyone to the third-quarter 2010 earnings call. (Operator Instructions). Mr. Mark Carter, you may begin your conference.

Mark Carter — Lance, Inc. — VP Strategic Initiatives & IR
Thank you, Christy, and good morning everyone. With me today are Dave Singer, President and Chief Executive Officer of Lance, as well as Rick Puckett, Executive Vice President and Chief Financial Officer of Lance.
In today’s call Dave and Rick will discuss our 2010 third-quarter results, as well as the outlook for the remainder of this year. Dave and Rick will also discuss the proposed merger of Lance, Inc. and Snyder’s of Hanover, Inc.
As a reminder, we are webcasting this conference call, including the supporting slide presentation, on our website at www.LanceInc.com. That is LanceInc.com.
Before we begin I would like to point out that during today’s presentations management may make forward-looking statements about our Company’s performance. Please refer to the Safe Harbor language included in each of our presentations.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
I will now turn the call over to Rick Puckett, Executive Vice President and Chief Financial Officer, to begin management’s comments.

Rick Puckett — Lance, Inc. — EVP, CFO
Thank you very much, Mark, and good morning everyone. Before we review the quarter I would like to spend a little bit of time on updating the merger activities.
You would have noticed that we put out a press release on Monday, essentially announcing the date of the stockholders meeting, which has been set for December 2. This is a combined proxy S4 announcement that actually got mailed out over the last two days, and these will be received by the shareholders over the next few days.
We would expect to close soon after December 2, so again in the fourth quarter as we have indicated earlier.
Just a couple of items. The stockholders of record as of October 15 will be eligible to vote at this special meeting. While we were all anxious to get going, we cannot really until this has been closed. So therefore, we have no further updates today relative to expected synergies or timing different than that which we provided so far.
Let’s turn our attention to the quarter for a moment. If you have the presentation you can follow along — that has been posted on our website. Just a few highlights and key points of the quarter.
The topline net revenue growth was muted by the continued heavier trade promotional expense that we have been talking about all year. Trade was actually up 2% to 3% of net revenue from last year. The volume increase year-over-year, however, was 3% to 4%.
While C store was flat for Q3 versus last year, the end of quarter actually reflected a modest increase. This is a positive sign, although quarter four expectations are still cautious here.
Our nonbranded business volume was up 3% to 4% as well, driven by our innovation, specifically in the private brand sector.
Advertising costs were down in Q3 versus last year by about $0.05 in earnings, so a fairly significant decrease year-over-year on advertising. However, we did have good cost controls and efficiencies throughout our manufacturing and distribution areas as well as our DSD system.
You will have also noted that we called out some special items for the quarter of $0.06. These were all related to the merger with Snyder’s of Hanover.
We are aware and, obviously, looking at commodity increases. They seem to be sustaining themselves. We do expect pricing increases to begin in Q4, although they will be — they will have very little impact in the fourth quarter.
Our hedging strategy remains unchanged for commodities, as we have stated in the past.
If we look at page 4 and look at the chart on net revenue growth, again, reiterating our volume growth was actually 3% to 4%, and the trade actually was increased by 2% to 2.5%. We also had negative pricing of about 50 basis points.
The nonbranded growth continues strong, although overlapping really strong growth last year. If we look at page 5, we will see that in fact we are showing a 1% growth in both branded and nonbranded. The branded growth impact is certainly impacted by the trade spend, which was actually 4% of the total net branded revenue difference year-over-year.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
The nonbranded growth is actually lapping a 10% growth last year. So heavy growth last year being lapped this year. In addition, on the nonbranded side we had a large contract manufacturing customer that was actually completed earlier this year. And this impacted our nonbranded growth rate by about 2 percentage points.
If we look at gross margin trends, we had favorable commodity costs year-over-year, but this was more than offset by the higher trade costs. In addition, the mix between small format DSD volume and large format would have impacted the gross margin in a negative way.
The SG&A percent of net revenue shows favorable expenses versus last year. Advertising here equals about 110 basis points. And the remainder is overhead expense reductions and also the savings from the DSD transformation. So year-over-year we are about 230 basis points ahead of where we were last year. And over the last three years we reduced this by about 400 basis points.
If we look at page 8, the operating profit margin trend, we certainly have had some decent margin from volume leverage here, but a large part of this is being driven by reduced advertising and expense reduction, offset again by the trade promotional activity that we referred to earlier.
On page 9, if you look at the key statistics around the financials in the third quarter, the gross margin percent, while lower than last year does reflect about 200 basis points in margin of trade promotional increase year-over-year.
Operating profit is up by 190 basis points, as we saw in the previous slide. The tax rate, while lower than last year, we expect this to be in the 33.5% range or so by the end of the year.
Net income was up 40% and earnings per share was up 41% for the quarter. If we look at page 10, we had a record-breaking EBITDA. We have surpassed $100 million. That is a record for us. It is a 12% increase over last year, and it continues to reflect the improvements that we’re making in the business.
In addition, the net debt of $92 million is slightly higher than last year. But keep in mind that we actually made an acquisition between — in the fourth quarter of last year when we acquired Stella D’oro. So we have been able to pay for that acquisition essentially in cash generations over the last nine months. And you can see we have a very healthy leverage as well at less than 1.0.
Then on the nine month’s summary, again, net revenue up 1.1%, but the trade spend impacting margins by about 100 basis points year-over-year. Operating profit is up slightly. Net income is up 12%, as well as EPS is up 12%.
If we look at the cash flow items for the first nine months, you’ll see the cash generation activity improving dramatically over last year in that we are actually improving our free cash flow by $14.2 million after dividends. So some of that is obviously being driven by lower CapEx of $7.5 million, but again, great operating cash flow coming from the business.
Then, finally, our full-year estimates that we have revised, our net revenue estimates of $935 million to $945 million, as well as our EPS estimates now of $1.18 to $1.23, are both reflective of the extra week in the year. Capital spending is at $28 million to $31 million. We have narrowed that range based on our current run rate.
Just to give you a little flavor around the guidance. The net revenue changes continue to reflect the pressure in trade spending with moderate growth year-over-year and the extra week, as I mentioned before. We are estimating the extra week to be about $5 million to $8 million of favorable benefit to the net revenue line.
EPS changes reflect the extra week as well, although the impact on EPS is less. As a matter of fact, it is plus or minus probably $0.01 or $0.02. And the reason for that is that particular week is the week before Christmas — or after Christmas and before New

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Years, and we actually have plants that are shut down at that time, so the unabsorbed fixed costs will be a bit higher during that timeframe. And then the CapEx is simply a run rate kind of narrowing.
So with that, I will turn it over to Dave for additional comments.

Dave Singer — Lance, Inc. — President, CEO
Thanks, Rick. Let me expand a little on Rick’s review of the numbers and talk about some key points for the third quarter, as well as provide a quick update on the proposed merger with Snyder’s of Hanover.
Although net sales were hurt by increased promotional activity, we are generally pleased with the Company’s performance in this tough economic environment. To drive sales and remain competitive we had more frequent and deeper promotions than we originally planned. And this has been a drag on sales and squeezed profit margins in the third quarter, as it has really for the entire 2010 year.
Although growth in overall net revenue was modest for the quarter, our volume growth was somewhat encouraging. In our branded business we delivered continued gains in our sandwich cracker business and our C store channel has actually begun to see some modest growth after a year of decline.
We have also experienced declines in our food service and up-and-down the street business, and this reflects both the economic slump and some adjustments we have made in our DSD system, which really impact volume in some of our smaller accounts.
In our nonbranded business, private brands continues to grow, as Rick mentioned, but we are offset by a decline in our contract sales business.
The focus we put on continuous improvement in our manufacturing organization is paying dividends at the moment, and we are really starting to see some increased momentum in this area.
Manufacturing is delivering better efficiencies across the board, and this is helping reduce our cost and provide more capacity on the existing equipment. These improvements supported our margin growth in the quarter, and they will help us limit capital investment in the years to come.
We also continue to see gains in our DSD efficiency as a result of all the hard work in this area over the past few years. Our sales per rack continue to improve despite modest sales growth. This is helping us drive our DSD costs down as a percentage of sales and contributing to our margin improvement. These gains also will help limit our capital spending needs in the future.
In addition to the efficiency gains in our manufacturing and DSD operations, we reduced other controllable expenses, and Rick mentioned some of those. Together these improvements helped us support the more aggressive promotions, while allowing us to deliver improvements on our bottom line.
Turning to the recent increased cost of key commodities, we know that we will be pressured on the cost side as we move into 2011, and we are taking actions to help offset these increases. Our plans are to continue to drive cost efficiencies, and we are implementing price increases in our nonbranded business.
In our branded business we hope to offset the increased cost with lower promotional expenses, based on our cautious optimism that the aggressive promotional environment will begin to abate as we move through the fourth quarter.
The environment is challenging, but I have confidence in our brands, in our business model and in our people to deliver both top and bottom line growth going forward.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
In summary, the third quarter of 2010 was marked by solid earnings performance in the face of some tough economic conditions, which has led to accelerated promotional activity. Everyone in our Company has had a role in making this happen in the quarter, and I’m very appreciative of their efforts. I am confident this team will continue to deliver solid results for the balance of 2010 and into next year.
Turning to the proposed merger with Snyder’s of Hanover, Rick mentioned the December 2 date for our special shareholders meeting. At this meeting we will be asking shareholders to vote on items that are required to complete the merger of equals that we have anticipated here with Snyder’s.
This will help us form a stronger and more dynamic snack food company. And we continue to be excited and anxious to close the transaction. We expect to finalize the merger in the fourth quarter of this year, and to begin the process of integrating these two great organizations soon afterwards.
As I have said in the past, the new Snyder’s Lance will be a strong organization that brings substantial value to our shareholders and our business partners. We will have an impressive array of consumer preferred snack food brands and a strong national DSD system.
I know both companies are excited for the possibilities. And we look forward to the benefits we will get from combining our unique market positions and all the talented people.
Now I would like to turn the call back over to our moderator for questions.

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Ed Aaron, RBC Capital Markets.

Ed Aaron — RBC Capital Markets — Analyst
I just wanted to ask, I guess, a two-part question on sort of just the pricing and the cost environment. First, Rick, I was a little bit surprised to hear you say that commodities were actually favorable versus prior year.
If you take a six-month lag approach to some of your bigger commodities like wheat and soybean oil, it looks like they should have been up this quarter. Why would they have still been down?

Rick Puckett — Lance, Inc. — EVP, CFO
Well again, we are buying into the market with opportunities. So if you look at the actual cost that we are paying today versus the actual cost we paid in the third quarter of last year, it is in fact a bit less.

Ed Aaron — RBC Capital Markets — Analyst
Okay, and then I was interested in the way you worded the press release about the margin outlook going forward. I think it indicated that with price increases that you would be able to maintain your margins in 2011.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
I usually think about a business like yours on more of a gross profit dollar basis. So it would be a positive surprise to me if you were able actually maintain the margin percentage in the face of higher costs. Can you just elaborate on your expectations for that as you move into next year?

Dave Singer — Lance, Inc. — President, CEO
Ed, I don’t think there was anything in our press release that referenced our expectations for margins in 2011. If you read that in there, it is really not what our intent was. We really didn’t mean to make any references about margin expectations for 2011.

Ed Aaron — RBC Capital Markets — Analyst
Okay, thank you for taking the question.

Operator
Mitch Pinheiro, Janney Montgomery.

Mitch Pinheiro — Janney Montgomery — Analyst
So when I — and I know this is always dangerous when I’m looking at IRI data, and just look at broadly — look at the salty snack category. So I certainly see some negative pricing from Lance. But as a category in the whole I see sort of positive pricing.
So is this — so is some of the pressure, the more frequent and deeper promotion, is that being done because you’re looking at — there is certain channels that you are in? Is it a channel mix thing or certain markets?
I just don’t see the heavier promotion from the competition. I could be wrong — this could be misleading data, but nevertheless I would love to hear your thoughts on that.

Rick Puckett — Lance, Inc. — EVP, CFO
I think that we are expecting and seeing the same kinds of things, and we have moderated our expectations for trade promotions in the salty category for the fourth quarter. So I’m hoping that others have done the same, just like you are indicating, because that would be a good indication of a return back to some more practical levels of promotional spending, especially in the salty category.
So we are expecting some of that. Certainly there are channel mixes and channel activities that may be different across the competitive arena on salty snacks. So that is built into your expectations to some degree. I wouldn’t say it is built in in terms of a light switch that goes on and off to back to normalcy.

Mitch Pinheiro — Janney Montgomery — Analyst
Okay. So as it relates to commodity cost pressure, are you starting to see the commodity cost pressure in your business?

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Rick Puckett — Lance, Inc. — EVP, CFO
Well, we’ve got a hedging strategy, as we have indicated before that takes us out at least six months on the major commodities, and we have maintained that hedging strategy. So as we move into the end of this year and into the beginning of next year, certainly we will see some increase in commodity cost coming through in the P&L.

Dave Singer — Lance, Inc. — President, CEO
That process has been a kind of a rolling by four, so as the costs go up, our future price goes up. And we sometimes hedge a little further, sometimes not as far, so we’re — we will definitely begin to see, as the quarter progresses and we move into next year, continued increases that really in order to maintain margins, or if we were to have a chance of maintaining margins, require price increases to offset, particularly in the private brands area.

Mitch Pinheiro — Janney Montgomery — Analyst
I remember back in that ‘07, ‘08 period when the commodity costs spiked and rather rapidly, you had difficulty implementing price increases at a pace with which to match your commodity costs, and particularly on the nonbranded side.
Is there anything — have you been able to — are we going to see a repeat of that — or not obviously the magnitude, but will there be a lag implementation or do you feel you can be — match your increases with pricing better in this period?

Rick Puckett — Lance, Inc. — EVP, CFO
Well, there is a difference now than there was then. And was at the time — back then we had just developed a centralized purchasing process and a commodity purchasing strategy, but we had not implemented it yet. So as opposed to now when we have months forward purchased that gives us time to execute price increases, we didn’t back then. So what happened back then is we got hit very quickly with the increases and weren’t able to get prices through. We are much better positioned now, because we’ve got this forward hedging strategy that allows us some time to execute pricing.
Now there certainly is risk, because it is a tough economy out there and getting pricing through in a competitive environment, in a tough economy, has definitely got risks. But we have got definitely got more time to execute that without getting pinched the way we did back in 2007.

Mitch Pinheiro — Janney Montgomery — Analyst
Okay, this last question is, in terms of just one-time costs flowing through relative to the Snyder’s merger, is there any estimate on the amount of those unusual costs in Q4?

Rick Puckett — Lance, Inc. — EVP, CFO
At this point there is not, because there are so many additional things that will happen between now and then that we cannot project the cost of. But we will certainly identify those as we move through the fourth quarter and report those back out to you the next time we talk.

Mitch Pinheiro — Janney Montgomery — Analyst
Okay, all right, thank you.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call

Operator
Scott Van Winkle, Canaccord Genuity.

Scott Van Winkle — Canaccord Genuity — Analyst
Rick, can you go through that extra week again? I understand facility closures, particularly during that week. Does it have the same type of impact on the cost structure that it does on revenue?

Rick Puckett — Lance, Inc. — EVP, CFO
Certainly it is an extra week of cost in the period, and there is certainly fixed costs that are associated with that. The revenue is — it is a slower week for us normally between Christmas and New Year’s, so you don’t necessarily have the same revenue pushing through. Therefore, you have the fixed cost of the DSD system, you have fixed cost of the supply chain system all working against the profit generation for that revenue. So we believe this is consistent with prior years and therefore that is our estimate.

Scott Van Winkle — Canaccord Genuity — Analyst
Okay. And the magnitude, is it half as profitable? I certainly understand, I just — I can’t — it is difficult to imagine the magnitude.

Rick Puckett — Lance, Inc. — EVP, CFO
Well, when you take a look at the amount of fixed costs we have as a Company, when you have a week in which there are two days that they don’t have any revenue, but you have costs that run across the board on many items for the entire week, it doesn’t take much for — to have negative profit in a week.

Scott Van Winkle — Canaccord Genuity — Analyst
Got you. Okay. And the lower advertising spending, what are the implications on your plans? As you pull back versus a year ago does it alter your thinking going forward? I’m just wondering if the current environment, what it has done to your plans on spending against the brand relative to trade, maybe from what you said in Q1 six months ago what your plans would be.

Rick Puckett — Lance, Inc. — EVP, CFO
Our plans are to grow the topline, widen our margins, invest back in brand building activity so that we can continue to develop long-term growth in — long-term, profitable growth in our brands.
We got hit much harder this year, particularly in the first quarter from a profit margin perspective than we anticipated. We started working through the year. We have made some adjustments because our sales were lower. We have adjusted the size of our operation and cut back on controllable expenses as we determine where all these issues are going to shake out.
Longer-term our expectation is to continue to invest in brand building activities. But one of the things that hit us hard so far this year was much higher trade activity than we anticipated, and so we’re balancing that in the near term. We expect as that moderates we can shift our focus back to increasing our advertising spend.

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Scott Van Winkle — Canaccord Genuity — Analyst
Finally, on the C stores, the commentary about the latter part of the quarter seeing growth, is it — is there some change you see in the channel or are we just anniversaring the comparisons? You talked about a year of declines, I am wondering if you could (inaudible) a little more color to that.

Rick Puckett — Lance, Inc. — EVP, CFO
Well, at this point we are anniversaring the decline. I think that is probably the largest piece of it. That is why at this moment we are little cautious about what we would expect in terms of growth in that channel for the rest of the year.

Dave Singer — Lance, Inc. — President, CEO
Scott, just to remind you, we started seeing significant declines in the third quarter of last year in the C store. And they were going down 20% to 30% on a quarterly basis. So some of that was overlapping — you know, peanut butter scare and some other things. But, nonetheless, lapping that now we are starting to get to a point where it has leveled out. And as I mentioned, just a slight increase year-over-year, but not much.

Scott Van Winkle — Canaccord Genuity — Analyst
Great, thank you much.

Operator
Scott Mushkin, Jefferies & Co.

Mike Otway — Jefferies & Co. — Analyst
This is actually Mike Otway in for Scott. A quick question on SG&A. With regard to the controllable SG&A costs on the base business, how do you guys perceive those trending in 4Q and into next year?

Rick Puckett — Lance, Inc. — EVP, CFO
So as it relates to the controllable costs, as you will recall, we had some actions to rightsize our costs in June, the second quarter of this year — at the end of the second quarter. So those are flowing through in the third quarter. I think as we go into next year we are obviously going to be in a merger activity, and we don’t really have that laid out yet.
So I wouldn’t comment on 2011, other than to say that we want to continue to control our costs that we can and make sure that we are rightsizing our cost structure over the size of our business.

Mike Otway — Jefferies & Co. — Analyst
So would you think that in the fourth quarter as well you would see some further manufacturing and maybe some distribution efficiencies as well?

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Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Dave Singer — Lance, Inc. — President, CEO
We have been improving the manufacturing efficiencies as the years progress, so the benefits that we are seeing over prior-year should continue, because these are not one-time items, these are improvements in efficiency ratios. So, yes, we would expect that to continue.

Mike Otway — Jefferies & Co. — Analyst
Great, thank you.

Operator
Akshay Jagdale, KeyBanc Capital Markets.

Adam Josephson — KeyBanc Capital Markets — Analyst
This is Adam Josephson in for Akshay. Thanks for taking my questions. Can you give us a sense of how much your commodity basket is up and what level of price increases would be necessary to offset those costs increases?

Rick Puckett — Lance, Inc. — EVP, CFO
We are not in a position to share that level of detail. It is not something we would do.

Adam Josephson — KeyBanc Capital Markets — Analyst
Okay. With regard to your ad spending, what level of ad spending do you think is necessary for your brands to grow? And what impact, if any, do you think your ad spending reductions so far this year could have on future growth?

Dave Singer — Lance, Inc. — President, CEO
Well, I think generally ad spending is not something that you can tie sales growth to in in any very short period time. I think over a long period of time historically the Lance brand has underinvested. We have begun to improve our margin structure enough to begin to invest, and we have continued to see solid growth.
But it is not just ad spending. There are a whole writing of marketing related activities. We have refreshed packaging. We have had innovation. We have done a better job of executing promotions. So all those things together help drive the brand and the brand image.
So the specific amount of ad spending and the implication is hard to pinpoint. When we finish our merger with Snyder’s of Hanover we are going to — one of the important things that we together determined is that we are going to take some of the investments — some of the benefits that we gain from the synergies and invest that in continued brand building, so that both — all of our strong brands can continue to grow in the future.

Adam Josephson — KeyBanc Capital Markets — Analyst
Great, and just two more quick ones. One is what gives you reason for cautious optimism that the promotional activity you have been experiencing will abate going into next year?

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call

Dave Singer — Lance, Inc. — President, CEO
Well, there is a variety of things. When we look at specifically competitive products, in some cases we have seen that we have actually probably been more aggressive than some of our competitors. We are in the process of trying to adjust that. We are starting to see and hear a lot of people talking about less aggressive promotions.
And frankly, if you just look at the math around what it is going to take for people to maintain margins as commodity prices go up, there aren’t a lot of choices other than pricing. And generally what we see is people will work to protect margins over time.

Adam Josephson — KeyBanc Capital Markets — Analyst
Great, and then lastly, I know you said you can’t offer any more details about the impending merger, but can you talk at all about the potential impact on 2011 — year 2011 results, whether the merger would be accretive or dilutive to your numbers next year?

Dave Singer — Lance, Inc. — President, CEO
It is a little early. We are in the process of — we are pulling our budgets together. They are pulling their budgets together. We really — we are not closed yet, so we have not been able to share that information.
Our intent would be to combine the expectations for next year, look at our expected synergies, how quickly they could roll in, and then consider what type of one-time expenses will exist. And really by the time we release our fourth-quarter results, we ought to have a better sense of where that all is. And we will start to provide guidance along those lines, but it is really premature at this point.

Adam Josephson — KeyBanc Capital Markets — Analyst
Terrific, thanks a lot.

Operator
Ann Gurkin, Davenport.

Ann Gurkin — Davenport — Analyst
I wanted to start with hedging. Does Lance hedge the same way — I’m sorry — does Snyder’s hedge the same way as Lance? Do you all have a similar hedging policy?

Dave Singer — Lance, Inc. — President, CEO
I think that theirs is not that different than ours, but it is not exactly the same. I think they have a smaller percentage of branded — I am sorry — of nonbranded business. Nonbranded business tends to have different characteristics around the issues that would drive your hedging. So there have been — there are some differences, but they generally hedge very effectively over time.

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Ann Gurkin — Davenport — Analyst
Okay, switching over to pricing. I think you referenced you could potentially start raising prices in the fourth quarter. Have you talked to the trade about these potential price increases, and if so, what is the feedback?

Dave Singer — Lance, Inc. — President, CEO
We have already begun conversations in our private brand business with customers about pricing. We anticipate we will have price increases, because — and we’ve gotten — the response is what you would expect. No one wants to see price increases in a tough environment, but when you have got cost pressures and cost pressures hit everybody in the whole industry, price improvements will occur. So we will see price increases, I’m sure, as we move into next year.

Ann Gurkin — Davenport — Analyst
Then regarding SG&A spending for 2011, just for Lance, should we assume it is going to stay at this level for 2011 that we’ve seen in 2010?

Rick Puckett — Lance, Inc. — EVP, CFO
I think it is fair to say that we would expect on a standalone basis that Lance would continue to show improvements going through 2011.

Ann Gurkin — Davenport — Analyst
Improvements in terms of lowering SG&A?

Dave Singer — Lance, Inc. — President, CEO
Well, I think what we will see — the SG&A, the improvements that we have made would tend to hold. We would expect that —however, we would expect that if as our promotional activities abate, if that is what occurs, we would tend to invest some of that back in advertising. So when you look at the specific numbers, it is a function of how all those things interplay.

Ann Gurkin — Davenport — Analyst
Okay, and then last. Regarding Wal-Mart, can you comment at all your relationship with Wal-Mart strategy? Are you getting products — more products back in on kind of promotion at Wal-Mart?

Dave Singer — Lance, Inc. — President, CEO
Well, we have a very good relationship with Wal-Mart. We have had for a very long period of time, but we don’t make specific comments about individual customers.

Ann Gurkin — Davenport — Analyst
Okay, got to try. Thank you very much.

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Operator
Ben Brownlow, Morgan Keegan.

Ben Brownlow — Morgan Keegan — Analyst
Can you comment — what portion — is there any portion of the commodities that are being purchased on the spot market?

Dave Singer — Lance, Inc. — President, CEO
Are being sold or bought — purchased on the spot market?

Ben Brownlow — Morgan Keegan — Analyst
Yes.

Dave Singer — Lance, Inc. — President, CEO
There probably are some seasonings and things like that that are much less as it relates to our overall composition of our commodities, but not that much.

Dave Singer — Lance, Inc. — President, CEO
But (multiple speakers) our strategy doesn’t allow any material amounts of our items to be bought on spot. We have — we really don’t do that at all on any material commodity.

Ben Brownlow — Morgan Keegan — Analyst
Okay, so most of them are covered then through Q1?

Dave Singer — Lance, Inc. — President, CEO
Well, most of them are covered at some point — some long or some short.

Ben Brownlow — Morgan Keegan — Analyst
Okay, and I apologize if I missed this early in the call. Did you quantify and break out the volume in the pricing movement between the branded and the private label and the contribution — topline contribution from Stella in the quarter?

Rick Puckett — Lance, Inc. — EVP, CFO
We did not. I would tell you that the acquisition volume growth was around 2%.

Ben Brownlow — Morgan Keegan — Analyst
Okay, and do you have the volume and price movement between branded and private label?

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call

Rick Puckett — Lance, Inc. — EVP, CFO
We do not break that out. But we have the volume overall of about 3% to 4% in terms of the total Company. And I mentioned that the nonbranded was about a 3% to 4% increase as well.

Ben Brownlow — Morgan Keegan — Analyst
Great, thank you. Just one last one for me. What was the advertising spend dollar in Q3?

Rick Puckett — Lance, Inc. — EVP, CFO
We don’t specify the specific dollars, other than to say it was about $0.05 less than last year the same quarter.

Ben Brownlow — Morgan Keegan — Analyst
Okay, great. Thank you very much.

Operator
Brett Hundley, BB&T Capital Markets.

Heather Jones — BB&T Capital Markets — Analyst
It is Heather. I was actually having technical difficulties with my line. I wanted to clarify one thing on the volume number. Could you give us a sense of — you said nonbranded up 3% to 4%. How much of a hit was the contract volume — the lower contract volume?

Rick Puckett — Lance, Inc. — EVP, CFO
One second, I think I have that. It was about — it was actually about 2 percentage points in nonbranded.

Heather Jones — BB&T Capital Markets — Analyst
Okay, so private label was very strong.

Rick Puckett — Lance, Inc. — EVP, CFO
Yes, I think that we can surmise that. Yes.

Heather Jones — BB&T Capital Markets — Analyst
And I was just wondering if you could remind me, you mentioned promotional spending was — when you said 200 to 300 basis points relative to sales, were you speaking of branded sales or total sales?

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Rick Puckett — Lance, Inc. — EVP, CFO
Well, when I talked about 2% to 3% of sales, that was total sales. But I also mentioned on the branded side that it made up about 4% of the branded piece.

Heather Jones — BB&T Capital Markets — Analyst
Okay, and I don’t remember the exact number, so could you remind us how that has trended this year, like what was that hit for Q1 and Q2?

Rick Puckett — Lance, Inc. — EVP, CFO
I don’t have that exact number, but I would tell you that Q1 I know was the beginning of the significant increases that we saw. If you’ll remember, Q1 for us was a difficult quarter on a number of fronts, not just on the branded side, but also the impact on our volume on the private branded side. Because we had branded players out there in the — at the end of the fourth quarter and in the first quarter coming in with some very strong promotions on products that they would normally not have promoted. So it started in Q1 in earnest and has continued throughout the year.

Heather Jones — BB&T Capital Markets — Analyst
So — I don’t know you don’t have the exact numbers in front of you, but was Q3 worse than Q1 and Q2?

Rick Puckett — Lance, Inc. — EVP, CFO
I would say it has moderated slightly, but from Q2 — Q2 was — Q1 was probably as high as any quarter we have had. Q2 is high again, but only slightly, maybe 20 to 30 basis points kind of thing.

Heather Jones — BB&T Capital Markets — Analyst
What are your expectations for Q4 as far as the impact from promotional spending?

Rick Puckett — Lance, Inc. — EVP, CFO
Well, as Dave mentioned a few minutes ago, we do expect some moderation, especially on the salty side, but not necessarily on the rest of the business. We have a holiday program as well that we are out there on the Archway Cookie side that will require additional promotion, more than you would normally have on a nonholiday kind of period. So I think we are continuing —certainly we are anticipating it to be consistent with what we have seen in the third quarter.

Heather Jones — BB&T Capital Markets — Analyst
Meaning like a — for branded specifically like a 400 basis point roughly increase year-on-year?

Rick Puckett — Lance, Inc. — EVP, CFO
Roughly.

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Heather Jones — BB&T Capital Markets — Analyst
Okay, and could you give us a sense of what you — you said C store volumes improved towards the end of Q3, could you give us a sense of the magnitude of improvement you expect year-on-year in Q4?

Rick Puckett — Lance, Inc. — EVP, CFO
At this point we are very conscious in our optimism about year-over-year improvement. We are seeing a couple of points growth toward the end of the quarter. So we’re not sitting here saying we expect really strong growth. It is a tough economy. It really hits the C store business. We’ve got some innovation out there that is supporting it, but we are not looking for and expecting any large percent increase.

Heather Jones — BB&T Capital Markets — Analyst
Okay, going back to your pricing comments, and then promotional spending comment for next year, is it your expectation that you should be able to get through enough pricing on the private label front to protect — to fully protect your margins there? And the same question for your branded business.

Rick Puckett — Lance, Inc. — EVP, CFO
At this point what we said in the press release is that we — that we need pricing to maintain our margins and we are working hard to execute price increases. From a branded side we are looking at promotional reductions in depth and frequency on promotions to help offset. We did not say that we expect to offset all our — everything. At this point it is premature. We have not made comments about what the expectations are.
We are going to work hard to do it, but as we move into next year and as we finish budgeting and getting a better sense of it, we will have that built into our guidance as we move into next year, but it is premature to make — to speculate about it.

Heather Jones — BB&T Capital Markets — Analyst
So I’m trying to read between the lines here. Is it a situation of where you’re not sure you are going to be able to get that much passed through or you may not even try to pass that much through and you may try to offset it?

Dave Singer — Lance, Inc. — President, CEO
Well at this point it is — we are just — we don’t know what the future will hold. Our attempts will be to maintain our margins. We don’t want to have lower margins going into next year. But the question becomes it is a tough economy. Competition is tough. And we’ve got to balance pricing with overhead absorption, and there is a lot of issues to deal with.
So, again, it is premature to speculate as to exactly what will happen, but we would always enter into a year with the hope we can maintain our profit margins.

Heather Jones — BB&T Capital Markets — Analyst
Okay. My final question is, and I don’t know if you have any insight on this at this point, but is it your expectation that Snyder’s is going to try to do the same, raise pricing or lower promotional spending, whatever, to offset higher costs there?

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Dave Singer — Lance, Inc. — President, CEO
We don’t have any insight into their pricing or their pricing strategy. It is not something that legally we can even talk about. So it is not something we have had any conversations about at all.

Heather Jones — BB&T Capital Markets — Analyst
Okay, all right. Thank you.

Operator
(Operator Instructions). Ed Aaron, RBC Capital Markets.

Ed Aaron — RBC Capital Markets — Analyst
A follow-up. I’d wanted to ask about the cookie category in general. It sounds like you are expecting some improvement in the promotional environment on the salty side. On cookies there were some fairly narrow price gaps between branded and private label during the quarter, which I guess it must have affected you in some way.
Kellogg talked, I think, yesterday about some improvement that they see in that category from a promotional standpoint going forward. So I am just trying to gauge your expectations as to how much the promotional activity affected — in that category affected your private label business in the quarter, and then why you maybe wouldn’t be expecting more relief in the category along the lines of what you expect for salty?

Dave Singer — Lance, Inc. — President, CEO
We would hope that there will be relief. That the level of narrowing between private label and branded was really pretty significant, particularly early in the year, and it continues. I don’t anticipate that will continue for a very long period of time, particularly with commodity pressure. And that would probably be supportive of volumes in our private brand business, because they have gotten squeezed.
As it relates to our branded cookie business, which is not a huge percentage of our business, but between Archway and Stella we have got to be careful to remain competitive. And so we are looking very hard at innovations as well as our promotional strategies there.
But, again, we talk about being cautiously optimistic. We believe that we will start to see some improvements in the promotional environment which will help our private brand business as well as our branded margins.

Ed Aaron — RBC Capital Markets — Analyst
Thank you.

Operator
There are no further questions at this time. I now turn the call back over to the presenters.

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FINAL TRANSCRIPT
Nov. 03. 2010 / 1:00PM, LNCE — Q3 2010 Lance, Inc. Earnings Conference Call
Dave Singer — Lance, Inc. — President, CEO
Well, I would like to thank everybody for joining us today. I look forward to reporting on our fourth quarter, and hopefully at that point we will report that we have closed our merger with Snyder’s of Hanover, and that the new Company will start to give you a perspective about what to expect for the future, which I believe is going to be incredibly bright.
So thank you very much, and we will talk to you next quarter.

Operator
This concludes today’s conference call. You may now disconnect.

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